EXHIBIT 24.2

                             POWER OF ATTORNEY
                       (SB-2 Registration Statement)


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of GENTLE DENTAL SERVICE CORPORATION, does hereby constitute and appoint DANY
Y. TSE and L. THEODORE VAN EERDEN and each of them, his true and lawful attorney and agent to do any and all acts and things and to execute in his name (whether on behalf of Gentle Dental Service Corporation or as a director of said Company, or otherwise) any and all instruments that said attorney and agent may deem necessary or advisable to enable Gentle Dental Service Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of Common Stock of Gentle Dental Service Corporation, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of Gentle Dental Service Corporation or as a director of said Company, or otherwise) to a Registration Statement on Form SB-2 and any amendment thereto (whether pre-effective or post-effective) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.


DATED:  November 26, 1996



                                       RICHARD A. ARMSTRONG
                                       -----------------------------------
                                       Richard A. Armstrong